UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-1009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2020, Western Midstream Partners, LP issued a press release announcing third-quarter 2020 results, as well as providing preliminary 2021 guidance and announcing a purchase program (the “Purchase Program”) for the Partnership’s common units. The Partnership also simultaneously made the slide presentation for tomorrow’s earnings call available on the Western Midstream website, www.westernmidstream.com. The press release is included in this report as Exhibit 99.1.

Item 8.01 Other Events.

On November 9, 2020, the Partnership announced that the Board of Directors of Western Midstream Holdings, LLC, the general partner of the Partnership, authorized the Purchase Program for up to $250 million of the Partnership’s common units through December 31, 2021. Under the Purchase Program, the Partnership intends to purchase common units through open market purchases, privately-negotiated transactions or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The Purchase Program does not obligate the Partnership to purchase any specific dollar amount or number of units and may be suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release dated November 9, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	November 9, 2020	By:	/s/ Michael P. Ure
Michael P. Ure President, Chief Executive Officer and Chief Financial Officer